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Exhibit 10.30

                         EXECUTIVE EMPLOYMENT AGREEMENT
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         This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of March 15, 2001 by and between UNITED ROAD SERVICES, INC., a Delaware corporation (the "Company") and Patrick Fodale (the "Executive"), an individual resident of the State of New York.

                                    RECITALS
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         WHEREAS, the Company and its subsidiaries are engaged in the business of motor vehicle and equipment towing, recovery, repossession and transport services (the "Business");

         WHEREAS, the Company desires to employ Executive on a full-time basis as Chief Financial Officer of the Company and Executive is willing to be employed by the Company in that capacity on the terms and conditions set forth in this Agreement; and

         WHEREAS, Executive is employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, pricing, accounting, finances and specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which have been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.       Employment.

                  (a) Retention. The Company agrees to initially employ Executive as Chief Financial Officer of the Company, and the Executive agrees to accept such employment and serve in such position, subject to the terms and conditions of this Agreement.

                  (b) Employment Period. The period during which the Executive shall serve as an employee of the Company (the "Employment Period") shall commence on April 2, 2001 (the "Commencement Date"), and unless earlier terminated pursuant to this Agreement or extended by mutual agreement of the parties hereto, shall expire on the first anniversary of the Commencement Date (the "Expiration Date").

                  (c) Duties and Responsibilities. During the Employment Period, the Executive shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the Chief Executive Officer and the Board of Directors (the "Board")
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         of the Company, and in the absence of such assignment, such duties customary to Executive's office as are necessary to the business and operations of the Company. During the Employment Period, the Executive's employment shall be full time and the Executive shall perform his duties honestly, diligently, competently, in good faith and in the best interests of the Company, and shall use his best efforts to promote the interests of the Company.

                  (d) Compensation.

                           (i) Base Salary and Bonus. In consideration for the
                  Executive's services hereunder and the restrictive covenants contained herein, the Executive shall be paid during the Employment Period an annual salary equal to $275,000 payable in equal installments (pro rated for portions of a pay period) on the Company's regular pay days, subject to withholding by the Company of all applicable federal and state income, social security, disability and other taxes as required by applicable law (the "Salary"). Executive shall also be eligible for a performance bonus in an amount not to exceed 50% of his Salary (the "Bonus") which may be awarded solely at the discretion of the Compensation Committee of the Board, or in the absence of the Compensation Committee, the full Board, based upon the achievement of criteria established by the Compensation Committee or the Board, as the case may be.

                           (ii) Equity Compensation. At or prior to the
                  Expiration Date, the Company and Executive shall negotiate in good faith an equity compensation arrangement for Executive satisfactory to the Company and Executive; provided, however, that the foregoing provision shall in no way guarantee that any equity compensation shall be awarded to Executive hereunder.

                  (e) Benefits. During the Employment Period, Executive shall be entitled to participate in any insurance programs, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of the Company's Executives of comparable rank and status as Executive, subject to the provisions of such plans and programs. In addition to normal holidays recognized by the Company, Executive will be entitled to three (3) weeks paid vacation annually; provided that any vacation may be taken by Executive at any time Executive deems appropriate, upon consultation with the Chief Executive Officer of the Company, who may determine that the best interests of the Company require otherwise.

                  (f) Vehicle Allowance. In addition to the salary and benefits described above, the Company shall pay or reimburse Executive an amount equal to $400.00 per month (the "Vehicle Allowance") during the Employment Period to cover the costs of a vehicle to be purchased and/or leased by Executive in connection with the performance of his duties hereunder.

                  (g) Expenses. In addition to the salary and benefits described above, the Executive shall be reimbursed for all out-of-pocket expenses reasonably incurred by Executive on behalf of or in connection with the business of the Company, provided that such expenses will be reimbursed only (i) upon the presentation by Executive to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of Executive's duties, and (ii) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses.

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2.       Termination.

                  (a) Death, Disability and Cause. At any time during the Employment Period, the Company shall have the right to terminate Executive's employment with the Company for "Cause." Upon any such termination by the Company for Cause, Executive or his legal representatives shall be entitled to receive Salary and Vehicle Allowance payments through the date of termination as well as reimbursement for such expenses as Executive may have properly incurred on behalf of the Company as provided in Section 1(g) above prior to the date of termination. Upon payment of such amounts, the Company shall have no further obligations to Executive under this Agreement. "Cause" under this Agreement shall mean (i) the Executive's inability to perform Executive's duties and responsibilities as provided herein due to Executive's death, or any physical or mental disability or sickness extending for, or reasonably expected to extend for, a period greater than sixty (60) days, (ii) the commission by Executive of any act materially detrimental to the Company, including but not limited to fraud, embezzlement, theft, bad faith, negligence, recklessness, dishonesty, insubordination or willful misconduct; (iii) incompetence or repeated failure or refusal to perform the duties required by this Agreement and as may be assigned to Executive from time to time; (iv) conviction of a felony or of any crime of moral turpitude; (v) any material misrepresentation by Executive to the Company regarding the operation of the business; or (vi) material breach of any covenant of this Agreement. If Executive shall resign or otherwise terminate Executive's employment with the Company, Executive shall be deemed for purposes of this Agreement to have been terminated for Cause, and the Company shall have no further obligations hereunder from and after such resignation or termination.

                  (b) Without Cause. At any time during the Employment Period, the Company shall have the right to terminate Executive's employment with the Company without Cause effective upon delivery of written notice to Executive. The Company's failure to (i) renew this Agreement upon the Expiration Date or (ii) enter into an new agreement with Executive at or prior to the Expiration Date providing for the continued employment of the Executive by the Company subsequent to the Expiration Date shall constitute a termination of the Executive without Cause. Upon any termination without Cause, Executive shall be entitled to continue to receive Salary payments for six (6) months immediately following the date of such termination; provided, however, that Executive's right to continue to receive Salary payments pursuant to this Section 2(b) shall cease immediately upon a violation by Executive of any of the provisions of Sections 3 or 4 hereof or any of the provisions of the Executive Confidentiality Agreement attached hereto as Exhibit B.

         3. Restrictive Covenants. In consideration of the foregoing, Executive agrees that Executive shall not, directly or indirectly:

                  (a) during the tenure of Executive's employment with the Company and for a period of one (1) year following termination thereof, alone or as a partner, joint venturer, officer, director, Executive, manager, executive, advisor, consultant, agent, sales representative, independent contractor, owner, lender, financier, or security holder of any company or business, engage in any activity in direct or indirect competition with the Business conducted by the Company, its subsidiaries, successors or assigns (collectively, the "United Companies") anywhere in the United States or Canada; provided; however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a

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         national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 3(a);

                  (b) during the tenure of Executive's employment with the Company and for a period of one (1) year following termination thereof, directly or indirectly, (i) induce any person which is a customer of the Business conducted by the United Companies to patronize any business directly or indirectly in competition with the Business conducted by the United Companies; (ii) canvass, solicit or accept from any person which is a customer of the United Companies, any such competitive business; or (iii) request or advise any person which has a business relationship with the Business conducted by the United Companies to withdraw, curtail or cancel any such person's business with such entity;

                  (c) during the tenure of Executive's employment with the Company and for a period of one (1) year following termination thereof, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly financed or controlled by Executive to employ, any person who is, at that time, employed by the United Companies, or in any manner seek to induce any such person to leave his or her employment with the United Companies;

                  (d) at any time following the Commencement Date, directly or indirectly, in any way utilize the United Companies' customer lists or pricing data in connection with any business activity directly or indirectly in competition with the Business; and

                  (e) engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of any of the United Companies, their management, or of management of corporations affiliated with the United Companies.

         4. Confidentiality. Executive acknowledges that Executive has, as a material inducement to the Company entering into this Agreement, entered into an Executive Confidentiality Agreement, substantially in the form of Exhibit B attached hereto (the "Confidentiality Agreement"), with the Company as of the date hereof. Executive shall comply with all requirements and provisions of the Confidentiality Agreement.

         5. Acknowledgments of the Parties. The parties agree and acknowledge that the restrictions contained in Sections 3 and 4 hereof are reasonable in scope and duration and are necessary to protect the United Companies and that a portion of the compensation paid to Executive under this Agreement is paid in consideration of the covenants contained in Sections 3 and 4 hereof, the sufficiency of which consideration is hereby acknowledged. If any provision of Sections 3 or 4 hereof as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provisions of this Agreement. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. Executive agrees and acknowledges that the breach

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of Sections 3 and 4 hereof will cause irreparable injury to the United Companies and upon breach of any provision of such Sections, the United Companies shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which the United Companies may have (including, without limitation, the right to seek monetary damages). Each of the covenants in Sections 3 and 4 hereof shall be construed as an agreement independent of any other provisions in this Agreement, as the case may be, and the existence of any claim or cause of action of Executive against the United Companies (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the United Companies of such covenants. It is specifically agreed that the time periods stated in Sections 3(a), 3(b) and 3(c) shall be computed by excluding from such computation any time during which Executive is in violation of any provision of Section 3 or Section 4 hereof.

         6. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), by guaranteed overnight delivery or by facsimile transmission if such transmission is confirmed as received, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties):

                  if to the Company:

                           United Road Services, Inc.
                           17 Computer Drive West
                           Albany, NY 12205
                           Attention:  Gerald R. Riordan, Chief Executive
                                        Officer
                           (Telecopier:  (518) 446-0580)

                  with copies to:
                           McDermott, Will & Emery
                           600 13th Street N.W.
                           Washington, D.C.  20005
                           Attn:  Karen A. Dewis, Esq.,
                           (Telecopier:  (202) 756-8087); and

                  if to the Executive:

                           Patrick Fodale
                           500 East 77th Street, #635
                           New York, NY 10162
                           (Telecopier:  (212) 249-2495)

         7. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude

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the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         8. Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned or delegated by Executive. The Company may assign its rights, together with its obligations hereunder, to any subsidiary of the Company, or any successor to the Company or any subsidiary.

         9. Resolution of Disputes. The parties will attempt in good faith promptly by negotiations to resolve any dispute or controversy arising out of or relating to this Agreement or to the employment or termination of Executive by the Company. All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

         10. Severability; Survival. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced. The provisions of Section 3, 4 and 8 and this Section 10 will survive the termination for any reason of Executive's relationship with the Company.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York.

         13. Agency. Nothing herein shall imply or shall be deemed to imply an agency relationship between the Executive and the Company.

         14. Entire Agreement. This Agreement (including any Schedules and Exhibits attached hereto) and the Confidentiality Agreement executed in connection herewith, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.


                            (Signature page follows)

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      UNITED ROAD SERVICES, INC.


                                      By:     /s/ Gerald R. Riordan
                                          -------------------------------------
                                               Gerald R. Riordan
                                               Chief Executive Officer


                                      EXECUTIVE


                                             /s/ Patrick J. Fodale
                                      -----------------------------------------
                                      Patrick Fodale

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